Exhibit 10.2

MGE ENERGY, INC.

2013 DIRECTOR INCENTIVE PLAN1

____________

1 As amended.  Reflects amendment adopted February 17, 2017.

MGE ENERGY, INC.

2013 DIRECTOR INCENTIVE PLAN

1.

Purpose; Effective Date

The purpose of the 2013 Director Incentive Plan (the “Plan”) of MGE Energy, Inc. (the “Company”) is to align the interests of the Company’s shareholders and the recipients of Awards (as defined below) under this Plan by increasing the interest of such recipients in the Company’s growth and success.  This Plan is effective December 20, 2013.  Capitalized terms not defined herein shall have the meanings ascribed to them in Section 2 below.

2.

Definitions

The following terms used in the Plan shall have the meanings set forth below:

“Administrator” means the person or persons, if any, to whom the Committee has delegated authority to administer the Plan.

“Award” means an award of Units made to a Participant.

“Award Agreement” means a written agreement setting forth the terms and conditions of an Award made under the Plan.

“Board” means the Company’s Board of Directors.

“Committee” means the Compensation Committee appointed by the Board to administer the Plan pursuant to the provisions of Section 3 of the Plan.

“Director” means any non-employee member of the Company’s Board from time to time.

"Disability” means the Participant’s inability, due to mental or physical incapacity, to substantially perform the duties of the Participant’s service on the Board for 180 consecutive days, and which impairment is determined to be total and permanent by a physician selected by Company and reasonably acceptable to the Participant or the Participant’s legal representative.

“Dividend Equivalent” means a right, granted under this Plan, to receive the cash equivalent of all of the dividends declared and paid with respect to one share of the Company’s Stock during the Vesting Period that applies to an Award.  The Dividend Equivalent amount shall be calculated based upon the dividend rate in effect on the last day of the Vesting Period that applies to an award of Units.  Dividend Equivalents shall not be deemed reinvested in the Company’s Stock, and shall be paid to the Participants on the appropriate Settlement Date.

“Fair Market Value” means the fair market value of Stock as determined in good faith by the Committee or under procedures established by the Committee.  Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the officially-quoted closing selling price of the stock, or if no selling price is quoted the bid price, on the Nasdaq Stock Market or other principal stock exchange or market on which Stock is traded on the day immediately preceding the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

“Grant Date” means the date upon which an Award is granted to a Participant.

“Participant” shall have the meaning assigned to that term in Section 4.

“Plan” means this MGE Energy, Inc. 2013 Director Incentive Plan.

“Retirement” means a Participant’s retirement from the Board (i) in accordance with the guidelines regarding Board member selection and retirement approved from time to time by the Board or (ii) as recognized and permitted as such by the Board.

“Settlement Date” means the date upon which cash is paid to a Participant in full settlement of vested Units for which the relevant Vesting Period has been completed.  The Committee shall ensure that the Settlement Date occurs no later than March 15th of the calendar year following the calendar year in which completion of the relevant Vesting Period occurs.

“Stock” means the Company’s common stock, par value $1.00 per share as traded on the Nasdaq Stock Market or other principal stock exchange or market on which such common stock is traded.

“Termination” means a Participant ceasing to be a Director.

“Termination Date” means, with respect to a Participant, the final date of the Participant’s service as a Director.

“Unit” means a right granted to a Participant to receive a cash settlement equal to the Unit Value, as determined by the Committee.

“Unit Value” means, as calculated on the measurement date, the sum of (i) the Fair Market Value of the Company’s Stock, plus (ii) an amount equal to the aggregate value of all Dividend Equivalents declared on the Stock during the relevant Vesting Period.

“Vesting Period” means the duration of time ending on December 31 of a calendar year over which an Award becomes 100% vested.

3.

Administration

3.1

Committee Authority.  Unless otherwise determined by the Board and subject to the provisions of the Plan, the Committee and the Administrator (subject to the Committee’s ability to restrict the Administrator) shall have the authority and full discretionary power to:  (i) designate eligible Participants, and make Awards; (ii) determine the size of Awards as specified herein; (iii) administer, construe and interpret the Plan; (iv) prescribe, amend and rescind rules and regulations, agreements, terms, and notices hereunder (but not unilateral modifications to existing Awards without the affected Participant’s written consent); and (v) make all other determinations necessary or advisable in its discretion for the administration of the Plan.  Any actions of the Committee with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan.  The Committee and Administrator may each appoint agents and delegate authority as advisable to administer the Plan.

3.2

Administrator.  An Administrator may be appointed by, shall remain in office at the will of, and may be removed with or without reason by, the Committee.  The Administrator may resign at any time.  The Administrator shall not be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan.  The Administrator shall not receive any special compensation for serving in his or her capacity as Administrator but shall be reimbursed for any reasonable expenses incurred in connection therewith.  No bond or other security need be required of the Administrator in any jurisdiction.

3.3

Limitation of Liability.  In the exercise of authority under the Plan, each Committee member (or Administrator) shall be entitled in good faith to rely or act upon any report or other information furnished to him or her by any employee of the Company, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan.  No Committee member, Administrator, or executive shall be personally liable to the Company or to any participant in the Plan for any action, determination, or interpretation taken or made in good faith with respect to the administration of this Plan, and each such person shall be fully indemnified by the Company and the Company and the participants in the Plan waive their rights with respect to any such liability.

4.

Participation

An individual must be a Director to be eligible to participate in the Plan (“Participants”).

5.

Awards

5.1

General.  Awards may be granted on the terms and conditions set forth in this Section 5.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of a Participant’s Termination.  The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan.

5.2

Award Agreements.  Each Award shall be evidenced by an Award Agreement signed by the Participant and an authorized Company representative.  Each Award shall be subject to the terms and conditions of the Plan and to such other terms and conditions as may be established by the Committee in the Award Agreements.

5.3

Unit Vesting.  Unless otherwise determined in the Award Agreement, Units shall vest according to the following schedule:

Year

Vesting

  1

33-1/3%

  2

33-1/3%

  3

33-1/3%

5.4

 Settlement of Units;  Other Terms.  Units shall be settled based on their Unit Value in a cash lump sum no later than March 15th of the calendar year following the calendar year in which completion of the relevant Vested Period occurs.  Vested Awards shall not be settled until the conclusion of the full Vesting Period to which such Award relates.

6.

Termination Events

 Unless otherwise provided in the applicable Award Agreement, the following shall apply to all Units held by a Participant upon any Termination.

6.1

Death, Disability or Retirement.  If a Participant's Termination is due to the Participant’s death, Disability or Retirement, all unvested Units (determined as of the Termination Date) shall become immediately vested and all of the Participant’s Units shall be settled in accordance with the Plan on the appropriate Settlement Date following conclusion of the full Vesting Period.

6.2

Termination For Any Other Reason.  If the Participant’s Termination is not due to the Participant’s death, Disability or Retirement, all unvested Units (determined as of the Termination Date) shall be immediately forfeited and all of the Participant’s vested Units shall be settled in accordance with the Plan on the appropriate Settlement Date following conclusion of the full Vesting Period.

7.

Change in Control

 The Committee may set forth in any Award Agreement the effect, if any, that a change in control or other, similar transaction shall have on any awards granted under this Plan.

8.

Claims; Arbitration

8.1

 Claims.  Any individual who makes a claim for benefits under the Plan shall file the claim in writing with the Committee.  Written notice of the disposition of the claim shall be delivered to the claimant within 60 days after filing.  If the claim is denied, the general reasons shall be set forth in a statement delivered to the claimant.  Thereafter, the claimant may request arbitration in accordance with Section 8.2.  The filing of a claim in accordance with this Section 8.1 shall be a condition precedent to the prosecution of any dispute.

8.2

Arbitration.  Any dispute between the Company and an individual claiming a benefit under the Plan that is not resolved between the Company and the claimant shall, if either party wishes to pursue further resolution of the dispute, be submitted to binding arbitration in accordance with the rules of Commercial Arbitration of the American Arbitration Association.  Any such arbitration shall take place in Madison, Wisconsin.  The arbitrator shall be a person experienced in employment and compensation of corporate business executives who is mutually acceptable to the Company and the claimant.  If an arbitrator cannot be agreed upon within 15 days after a dispute is submitted to arbitration, the parties shall each select one representative who is not and has never been associated with the Company or the Board, and who is not and never has been associated with the claimant, and these two representatives shall choose a neutral arbitrator with the qualifications described above.  If the representatives cannot reach agreement, one arbitrator with the qualifications described above shall be selected by the Madison, Wisconsin office of the American Arbitration Association.  All actions and proceedings under this Section 8 shall be kept confidential and neither party shall divulge any part thereof to third parties without the prior written consent of the other party.  Each party to an arbitration under this Section 8 shall pay his or her own expenses, including without limitation, fees of counsel, and each of the parties shall bear one-half of the fees and costs of the arbitrators.

9.

Miscellaneous

9.1

No Service or Equityholder Rights.  Neither the Plan nor any Awards granted under the Plan shall give any Participant a right to remain in the service of the Board.  No Participant shall have any rights of an equityholder of the Company thereof as a result of the grant of an Award or otherwise under the Plan.

9.2

Withholding Taxes.  The Company shall withhold from the settlement of any Units under this Plan any amount of withholding taxes due in respect of settlement of such Units in cash.

9.3

Governing Law.  All questions pertaining to the validity, construction and administration of the Plan and the Agreements shall be determined in accordance with the laws of the State of Wisconsin without regard to conflicts of law principles.

9.4

Unfunded Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any amount payable to a Participant under the Plan, nothing contained in the Plan (or in any Award Agreement or other documents related thereto), nor the creation or adoption of the Plan, the grant of any award, or the taking of any other action pursuant to the provisions of the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

9.5

Severability.  In case any provision of this Plan shall be held illegal or invalid, such illegality or invalidity shall be construed and enforced as if said illegal or invalid provision had never been inserted herein and shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if any such illegal or invalid provision were not a part hereof.

9.6

Adjustments.  In the event of any cash infusion, capital raising transaction, reorganization, recapitalization, stock split, stock dividend, merger, consolidation, split-up, spin-off or any other similar change in the structure of the Company, the Committee reserves the right to make such equitable adjustment, if any, as it may deem appropriate, in its sole and absolute discretion, in the determination of the value of the Units as described herein.

9.7

Setoff.  The Company may, to the extent permitted by law, deduct from and set off against its obligations to a Participant from time to time, any amounts that the Participant owes to the Company for any reason whatsoever.  A Participant shall remain liable for any portion of the Participant’s obligation not satisfied by such setoff.  By accepting an Award granted hereunder, a Participant agrees to any deduction or setoff under this Section 9.7.

9.8

Transferability and Alienation.  Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void.  If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of his or her bankruptcy or other event happening at any such time such amount would be made subject to his or her debts or liabilities or would otherwise not be enjoyed by him or her, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his or her spouse, children or other dependents, or any of a Participant’s heirs, in such manner and proportion as the Committee may deem proper.

9.9

Notices.  All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail addressed to any Participant at the address contained in the records of the Company or to the Company at its principal office.

9.10

Amendment; Termination.  The Board may, without the consent of the Participants under the Plan, at any time terminate the Plan entirely, and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect any Award previously granted without the Participant’s consent.

9.11

Expenses.  All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Company.

9.12

Other Plans.  The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company’s Directors.  Nothing in this Plan shall be construed to limit the right of the Company to establish, alter or terminate any other forms of incentives, benefits or compensation for Directors.

9.13

Headings.  The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

9.14

Section 409A Compliance.  This Plan is intended to be excepted from or comply with, as applicable, the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed accordingly.  The Company shall have the discretion and authority to amend this Plan at any time to satisfy any requirements of Section 409A of the Code or guidance provided by the U.S. Treasury Department to the extent applicable to this Plan.  By accepting an Award under this Plan, the Participant agrees that no provision of this Plan or any communications related to this Plan shall be interpreted as guaranteeing the tax consequences or treatment of any amounts payable to the Participant under this Plan.